UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2006, Bioenvision, Inc. (the “Company”) entered into a Marketing and Distribution Agreement (the “Agreement”) with Mayne Pharma Limited (“Mayne Pharma”) pursuant to which Bioenvision has granted Mayne Pharma the exclusive right, subject to certain conditions, to import, register, sell, market and distribute clofarabine (the “Product”) for certain hematological indications in Australia and New Zealand (the “Territory”). Mayne Pharma will maintain the exclusive rights to import, register, sell, market and distribute the Product within the Territory provided it obtains a marketing authorization within the Territory for any indication within 3 years from the date Mayne Pharma files its first application for a marketing authorization. In consideration for these rights, Bioenvision will receive certain milestone payments and a royalty based on a percentage of net sales in the Territory. Under the Agreement, Mayne Pharma agrees to fund and pay all costs of registering the Product for marketing and government reimbursement within the Territory during the term of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioenvision, Inc.

Dated: April 6, 2006	By:	/s/ David P. Luci
David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary

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